Exhibit 99.1

FOR IMMEDIATE RELEASE	NASDAQ: NSIT

INSIGHT ENTERPRISES, INC. REPORTS THIRD QUARTER 2012 RESULTS

TEMPE, AZ – October 31, 2012 – Insight Enterprises, Inc. (NASDAQ: NSIT) (the “Company”) today reported results of operations for the quarter ended September 30, 2012.

Third Quarter Highlights

For the third quarter of 2012 compared to the third quarter of 2011:

•	Net sales decreased 5% to $1.2 billion.

•	Gross profit increased 3% to $167.6 million.

•	Gross margin increased 100 basis points to 14.2%.

•	Earnings from operations increased 10% to $30.7 million, or 2.6% of net sales.

•	Net earnings increased 13% to $19.4 million.

•	Diluted earnings per share increased 13% to $0.43.

“During the third quarter, softer macro-economic conditions continued to dampen our top line results, but we focused on the profitability of our business and continued to control costs,” stated Ken Lamneck, President and Chief Executive Officer. “This discipline helped us to deliver 10% growth in earnings from operations,” added Lamneck.

SEGMENT OVERVIEW

In North America, net sales were $868.8 million for the third quarter of 2012, down 5% compared to sales of $913.6 million for the third quarter of 2011. Net sales of hardware, software and services decreased 6%, 1% and 10%, respectively, year to year. Gross profit of $117.0 million was up 2% year over year, with gross margin increasing to 13.5% from 12.5% in the third quarter of 2011. Selling and administrative expenses in North America in the third quarter of 2012 decreased 2%, or $1.8 million, compared to the third quarter of 2011. Selling and administrative expenses during the third quarter of 2012 include a reduction in legal expenses of approximately $2.0 million associated with the recovery of costs incurred in previous periods. During the third quarter of 2012, the North America segment had $916,000, $576,000 net of tax, of severance and restructuring expenses compared to $476,000, $293,000 net of tax, during the third quarter of 2011. As a result, earnings from operations in North America increased 15% year over year to $28.3 million, or 3.3% of net sales, in the third quarter of 2012, compared to $24.6 million, or 2.7% of net sales, in the third quarter of 2011.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958

Insight Q3 2012 Results, Page 2	October 31, 2012

The Company’s EMEA operating segment reported net sales of $276.6 million for the third quarter of 2012, down 4% in U.S. dollars compared to the third quarter of 2011. Excluding the effects of foreign currency movements, net sales increased 2% year over year. Results for the third quarter of 2012 include Inmac, which the Company acquired effective February 1, 2012. Net sales of hardware were up 18% year over year, while net sales of software and services declined 18% and 1%, respectively, year to year, all in U.S. dollars. Excluding the effects of foreign currency movements, hardware and services net sales increased 20% and 6%, respectively, while net sales of software declined 10% compared to the third quarter of 2011. Gross profit of $43.3 million was up 3% in U.S. dollars, 9% excluding the effects of foreign currency movements, with gross margin increasing to 15.7% for the third quarter of 2012 from 14.6% in the third quarter of 2011. Selling and administrative expenses in EMEA in the third quarter of 2012 were up 7%, or $2.7 million, compared to the third quarter of 2011 in U.S. dollars and, excluding the effects of foreign currency movements, were up 15% year over year. During the third quarter of 2012, EMEA recorded a reduction to severance and restructuring expenses of $211,000, $148,000 net of tax, due to changes in estimates as cash payments were made relating to accruals associated with previous restructuring actions, compared to severance and restructuring expenses of $53,000, $37,000 net of tax, reported for the third quarter of 2011. As a result, earnings from operations in EMEA were $1.4 million, or 0.5% of net sales, in the third quarter of 2012 compared to $2.7 million, or 0.9% of net sales, in the third quarter of 2011.

The Company’s APAC operating segment reported net sales of $36.0 million for the third quarter of 2012, an increase of 2% compared to the third quarter of 2011 in U.S. dollars, 3% excluding the effects of foreign currency movements. Gross profit was $7.3 million, an increase of 9% year over year in U.S. dollars, 10% excluding the effects of foreign currency movements, with gross margin increasing to 20.4% for the third quarter of 2012 from 19.1% in the third quarter of 2011. Selling and administrative expenses in APAC increased $232,000, or 4%, year over year in U.S. dollars, 5% excluding the effects of foreign currency movements. As a result, earnings from operations in APAC were $950,000, or 2.6% of net sales, in the third quarter of 2012 compared to $599,000, or 1.7% of net sales, in the third quarter of 2011.

Throughout this “Segment Overview” section, the Company refers to changes in net sales, gross profit and selling and administrative expenses in EMEA and APAC excluding the effects of foreign currency movements. In computing these changes and percentages, the Company compares the current year amount as translated into U.S. dollars under the applicable accounting standards to the prior year amount in local currency translated into U.S. dollars utilizing the average translation rate for the current period.

Net of tax amounts referenced above were computed using the statutory tax rate for the taxing jurisdictions in the operating segment in which the related expenses were recorded.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958

Insight Q3 2012 Results, Page 3	October 31, 2012

UPDATED GUIDANCE

Looking into the fourth quarter, the Company expects global demand trends to continue to be muted, particularly for hardware products, and expects software sales to increase from the third quarter due to seasonality in that category. The Company expects diluted earnings per share of $0.53 to $0.59 in the fourth quarter, and for the full year 2012, the Company expects diluted earnings per share to be between $2.17 and $2.23.

This outlook:

•	includes an effective tax rate of 36% to 38% in the fourth quarter; and

•	excludes severance and restructuring expenses incurred during the year and the non-operating gain on an acquisition recorded in the first quarter.

CONFERENCE CALL AND WEBCAST

The Company will host a conference call and live web cast today at 5:00 p.m. ET to discuss third quarter 2012 results of operations. A live web cast of the conference call (in listen-only mode) will be available on the Company’s web site at www.insight.com, and a replay of the web cast will be available on the Company’s web site for a limited time following the call. To listen to the live web cast by telephone, call 1-877-240-3141 if located in the U.S., 706-634-9277 for international callers, and enter the access code 56732622.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958

Insight Q3 2012 Results, Page 4	October 31, 2012

FINANCIAL SUMMARY TABLE

(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

(UNAUDITED)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	% change	2012	2011	% change
Insight Enterprises, Inc.
Net sales	$1,181,409	$1,238,019	(5%)	$3,954,766	$3,926,875	1%
Gross profit	$167,625	$163,515	3%	$539,283	$530,174	2%
Earnings from operations	$30,661	$27,915	10%	$111,573	$105,158	6%
Net earnings	$19,354	$17,166	13%	$71,996	$65,581	10%
Diluted EPS	$0.43	$0.38	13%	$1.61	$1.41	14%

North America
Net sales	$868,765	$913,593	(5%)	$2,718,062	$2,749,955	(1%)
Gross profit	$116,975	$114,638	2%	$360,968	$356,237	1%
Earnings from operations	$28,280	$24,623	15%	$88,564	$77,207	15%

EMEA
Net sales	$276,621	$289,130	(4%)	$1,085,169	$1,028,986	5%
Gross profit	$43,308	$42,118	3%	$152,971	$149,191	3%
Earnings from operations	$1,431	$2,693	(47%)	$16,402	$21,619	(24%)

APAC
Net sales	$36,023	$35,296	2%	$151,535	$147,934	2%
Gross profit	$7,342	$6,759	9%	$25,344	$24,746	2%
Earnings from operations	$950	$599	59%	$6,607	$6,332	4%

	North America			EMEA			APAC
	Three Months Ended September 30,			Three Months Ended September 30,			Three Months Ended September 30,
	2012	2011	% change*	2012	2011	% change*	2012	2011	% change*
Sales Mix
Hardware	66%	67%	(6%)	46%	37%	18%	2%	2%	14%
Software	28%	26%	(1%)	52%	61%	(18%)	92%	93%	2%
Services	6%	7%	(10%)	2%	2%	(1%)	6%	5%	7%

	100%	100%	(5%)	100%	100%	(4%)	100%	100%	2%

*	Represents growth/decline in category net sales on a U.S. dollar basis.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958

Insight Q3 2012 Results, Page 5	October 31, 2012

FORWARD-LOOKING INFORMATION

Certain statements in this release and the related conference call and web cast are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including the Company’s expected fourth quarter and full year 2012 diluted earnings per share, demand expectations for hardware and software offerings and the assumptions relating thereto, are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Some of the important factors that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements, include, but are not limited to, the following, which are discussed in “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011:

•	our reliance on partners for product availability and competitive products to sell as well as our competition with our partners;

•	our reliance on partners for marketing funds and purchasing incentives;

•	disruptions in our information technology (“IT”) systems and voice and data networks, including risks and costs associated with the integration and upgrade of our IT systems;

•	general economic conditions;

•	the security of our electronic and other confidential information;

•	actions of our competitors, including manufacturers and publishers of products we sell;

•	the integration and operation of acquired businesses, including our ability to achieve expected benefits of the acquisitions;

•	changes in the IT industry and/or rapid changes in product standards;

•	failure to comply with the terms and conditions of our commercial and public sector contracts;

•	the availability of future financing and our ability to access and/or refinance our credit facilities;

•	the variability of our net sales and gross profit;

•	the risks associated with our international operations;

•	exposure to changes in, interpretations of, or enforcement trends related to tax rules and regulations;

•	our dependence on key personnel; and

•	intellectual property infringement claims and challenges to our registered trademarks and trade names.

Additionally, there may be other risks that are otherwise described from time to time in the reports that the Company files with the Securities and Exchange Commission. Any forward-looking statements in this release should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others. The Company assumes no obligation to update, and does not intend to update, any forward-looking statements. The Company does not endorse any projections regarding future performance made by third parties.

CONTACTS:	GLYNIS BRYAN	HELEN JOHNSON
	CHIEF FINANCIAL OFFICER	SENIOR VP, TREASURER
	TEL. 480-333-3390	TEL. 480-333-3234
	EMAIL glynis.bryan@insight.com	EMAIL helen.johnson@insight.com

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958

Insight Q3 2012 Results, Page 6	October 31, 2012

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net sales	$1,181,409	$1,238,019	$3,954,766	$3,926,875
Costs of goods sold	1,013,784	1,074,504	3,415,483	3,396,701

Gross profit	167,625	163,515	539,283	530,174
Operating expenses:
Selling and administrative expenses	136,259	135,071	423,254	420,558
Severance and restructuring expenses	705	529	4,456	4,458

Earnings from operations	30,661	27,915	111,573	105,158
Non-operating (income) expense:
Interest income	(489)	(536)	(1,128)	(1,294)
Interest expense	1,702	1,753	4,750	5,209
Gain on bargain purchase	—	—	(2,022)	—
Net foreign currency exchange loss (gain)	426	633	(872)	(531)
Other expense, net	319	451	952	1,240

Earnings before income taxes	28,703	25,614	109,893	100,534
Income tax expense	9,349	8,448	37,897	34,953

Net earnings	$19,354	$17,166	$71,996	$65,581

Net earnings per share:
Basic	$0.43	$0.38	$1.62	$1.43

Diluted	$0.43	$0.38	$1.61	$1.41

Shares used in per share calculations:
Basic	44,510	44,886	44,360	46,001

Diluted	44,869	45,417	44,777	46,550

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958

Insight Q3 2012 Results, Page 7	October 31, 2012

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	September 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$140,675	$128,336
Accounts receivable, net	956,048	1,208,276
Inventories	103,893	114,763
Inventories not available for sale	33,774	43,816
Deferred income taxes	17,055	17,344
Other current assets	33,446	23,144

Total current assets	1,284,891	1,535,679
Property and equipment, net	143,710	140,705
Goodwill	26,257	26,257
Intangible assets, net	50,388	59,021
Deferred income taxes	65,042	70,771
Other assets	21,559	25,178

	$1,591,847	$1,857,611

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$597,804	$882,384
Accrued expenses and other current liabilities	127,598	178,749
Current portion of long-term debt	858	1,017
Deferred revenue	36,854	47,012

Total current liabilities	763,114	1,109,162
Long-term debt	112,000	115,602
Deferred income taxes	658	1,186
Other liabilities	34,436	34,829

	910,208	1,260,779

Stockholders’ equity:
Preferred stock	—	—
Common stock	446	439
Additional paid-in capital	367,547	360,370
Retained earnings	295,121	223,125
Accumulated other comprehensive income – foreign currency translation adjustments	18,525	12,898

Total stockholders’ equity	681,639	596,832

	$1,591,847	$1,857,611

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958

Insight Q3 2012 Results, Page 8	October 31, 2012

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	Nine Months Ended September 30,
	2012	2011
Cash flows from operating activities:
Net earnings	$71,996	$65,581
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	30,635	29,033
Provision for losses on accounts receivable	2,826	3,387
Write-downs of inventories	2,240	6,319
Write-off of computer software development costs	36	1,390
Non-cash stock-based compensation	6,467	5,579
Gain on bargain purchase	(2,022)	—
Excess tax benefit from employee gains on stock-based compensation	(1,942)	(1,569)
Deferred income taxes	5,913	7,683
Changes in assets and liabilities:
Decrease in accounts receivable	268,880	230,630
Decrease in inventories	22,687	1,901
(Increase) decrease in other current assets	(9,673)	21,021
Decrease (increase) in other assets	6,082	(2,169)
Decrease in accounts payable	(309,447)	(281,221)
Decrease in deferred revenue	(11,896)	(30,937)
Decrease in accrued expenses and other liabilities	(52,690)	(46,566)

Net cash provided by operating activities	30,092	10,062

Cash flows from investing activities:
Acquisition, net of cash acquired	(3,831)	—
Purchases of property and equipment	(22,454)	(16,883)

Net cash used in investing activities	(26,285)	(16,883)

Cash flows from financing activities:
Borrowings on senior revolving credit facility	713,953	971,000
Repayments on senior revolving credit facility	(826,953)	(905,500)
Borrowings on accounts receivable securitization financing facility	450,000	40,000
Repayments on accounts receivable securitization financing facility	(340,000)	(40,000)
Payments on capital lease obligation	(761)	(746)
Net borrowings (repayments) under inventory financing facility	9,290	(33,214)
Payment of deferred financing fees	(2,554)	—
Proceeds from sales of common stock under employee stock plans	2,641	38
Excess tax benefit from employee gains on stock-based compensation	1,942	1,569
Payment of payroll taxes on stock-based compensation through shares withheld	(3,046)	(2,544)
Repurchases of common stock	—	(50,000)

Net cash provided by (used in) financing activities	4,512	(19,397)

Foreign currency exchange effect on cash flows	4,020	1,135

Increase (decrease) in cash and cash equivalents	12,339	(25,083)
Cash and cash equivalents at beginning of period	128,336	123,763

Cash and cash equivalents at end of period	$140,675	$98,680

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958